Exhibit 99.1

Regado Achieves 1,000-Patient Milestone in Phase 3 Trial of REG1

REGULATE-PCI Opened to “All Comers” PCI Population

Basking Ridge, N.J. – April 2, 2014 —Regado Biosciences, Inc. (Nasdaq: RGDO), a biopharmaceutical company leading the development of actively controllable therapeutics for acute care cardiovascular indications, today announced that after achieving the 1,000-patient enrollment milestone, enrollment in the REGULATE-PCI trial has been extended to the N-STEMI (non ST-elevated myocardial infarction) patients to include the planned “all comers” percutaneous coronary intervention (PCI) patient population described in the trial protocol. REGULATE-PCI is Regado’s Phase 3 trial comparing REG1 to bivalirudin for superiority in reducing ischemic events in patients undergoing PCI, excluding those with ST-elevated myocardial infarction (STEMI). This development program was recently granted Fast Track designation by the FDA.

“I am pleased with the enthusiasm that the investigator community is showing for REG1 as evidenced by the rapid enrollment rate of the trial,” said Roxana Mehran, MD, Co-Principal Investigator on the REGULATE-PCI trial and Professor of Medicine at the Icahn School of Medicine at Mount Sinai. “Using Regado’s unique aptamer technology, REG1 offers controlled anticoagulation and rapid reversal for the practitioner. REG1 has the potential to become the new standard of care in PCI and possibly other acute care cardiovascular indications. It promises to be the first and only anticoagulant that reduces ischemic complications without an increase in bleeding while also reducing healthcare costs associated with the procedure.”

REGULATE-PCI, as originally planned, began with enrollment of unstable angina (UA) and elective patients undergoing PCI and, with the addition of N-STEMI patients undergoing PCI, is now enrolling the “all comers” PCI population as defined in the trial protocol and according to the previously projected timelines. REGULATE-PCI, if successful, will serve as the basis for product registration applications throughout the world.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, REG1, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. REG1 is currently being evaluated in the REGULATE-PCI trial, a worldwide Phase 3 trial enrolling 13,200 patients with acute coronary syndromes (ACS) undergoing

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percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit:

http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the progress of the REGULATE-PCI trial, enrollment in the REGULATE-PCI trial, the opening of the REGULATE-PCI trial to “all comers” and the prospects for the completion of the REGULATE-PCI trial and any regulatory approval of REG1 and the successful commercialization of REG1 if approved. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull or Lena Evans

Russo Partners

212-845-4271

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com

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Investor Relations Contacts:

Tricia Truehart or Chelsea Wheeler

Trout Group

646-378-2953

646-378-2941

regadobio@troutgroup.com

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com